                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




 DATE OF REPORT: August 19, 1996
                 ---------------



                           ROTECH MEDICAL CORPORATION
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED ON ITS CHARTER)




         Florida                                            59-2115892
- ------------------------------                          --------------------
(State or jurisdiction of                               (I.R.S. Employer
incorporation or organization)                          Identification No.)


4506 L.B. McLeod Road, Suite F, Orlando, Florida               32811
- ----------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:        (407) 841-2115
- ----------------------------------------------------------------------------

Not Applicable
- --------------
(former name or former address, if changed since last report)

Item 5. Other Events
- --------------------


          On April 17, 1996 the Board of Directors of the Company declared a two-for-one split of its Common Stock, payable on May 21, 1996. This was affected in the form of a 100% dividend to shareholders of record on April 30, 1996. Shareholders' equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from additional paid in capital to common stock the par value of the additional shares arising from the split. In addition, for all periods presented, all references in the consolidated financial statements and footnotes thereto to number of shares, per share amounts, weighted average shares outstanding, as well as stock option and related price information have been restated to give retroactive effect to the two-for-one stock split as affected on May 21, 1996. Such financial statements are included in the Exhibit attached.

Item 7. Financial Statements. Pro Forma Financial Information and Exhibits
- --------------------------------------------------------------------------

(c)  Exhibits


Index to Consolidated Financial
 Statements...........................   F-1

Report of Independent Certified
 Public Accountants for the years
 ended July 31, 1994 and 1995.........   F-2

Report of Independent Auditors
 for the year ended July 31, 1993.....   F-3
Consolidated Balance Sheets as of
 July 31, 1994 and 1995 ..............   F-4
Consolidated Statements of Income for
 the fiscal years ended July 31,
 1993, 1994, and 1995.................   F-5
Consolidated Statements of
 Shareholders' Equity for the fiscal
 years ended July 31, 1993, 1994 and
 1995.................................   F-6

Consolidated Statements of Cash Flows
 for the fiscal years ended July 31,
 1993, 1994, and 1995.................   F-7

Notes to Consolidated Financial
 Statements...........................   F-8

                                   EXHIBIT
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

Report of Independent Certified
 Public Accountants for the years
 ended July 31, 1995 and 1994.......... F-2
Report of Independent Auditors
 for the year
 ended July 31, 1993................... F-3
Consolidated Balance Sheets as of
 July 31, 1994 and 1995................ F-4
Consolidated Statements of Income for
 the fiscal years ended July 31,
 1993, 1994, and 1995.................. F-5
Consolidated Statements of
 Shareholders' Equity for the fiscal
 years ended July 31, 1993, 1994 and
 1995.................................. F-6
Consolidated Statements of Cash Flows
 for the fiscal years ended July 31,
 1993, 1994, and 1995.................. F-7
Notes to Consolidated Financial
 Statements............................ F-8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of RoTech Medical Corporation
Orlando, Florida

          We have audited the accompanying consolidated balance sheets of RoTech Medical Corporation and subsidiaries (the "Company") as of July 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of RoTech Medical Corporation and subsidiaries at July 31, 1995 and 1994, and the results of their operations and their cash flows for each of the two years then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
October 19, 1995, except for Income Per Share of Note 1
as to which the date is April 17, 1996
Orlando, Florida

                         REPORT OF INDEPENDENT AUDITORS

SHAREHOLDERS AND DIRECTORS ROTECH MEDICAL CORPORATION

          We have audited the accompanying consolidated statements of income, shareholders' equity, and cash flows of RoTech Medical Corporation and subsidiaries for the year ended July 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of RoTech Medical Corporation and subsidiaries for the year ended July 31, 1993, in conformity with generally accepted accounting principles.


                                  Ernst & Young LLP

Orlando, Florida
September 15, 1993, except for
Income Per Share of
Note 1 as to which the
date is April 17, 1996

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                                        JULY 31
                                                              ---------------------------
                                                                  1994          1995
                                                              ------------  -------------

                  ASSETS
CURRENT ASSETS
 Cash.......................................................  $   331,681   $    577,283
 Accounts receivable:
    Trade, less allowance for contractual adjustments and
      doubtful accounts of $6,333,000 at July 31, 1994 and
      $7,958,000 at July 31, 1995...........................   29,568,314     42,236,981
    Other...................................................    1,622,975      1,418,918
    Inventories.............................................    5,918,437     12,036,188
    Prepaid expenses........................................      711,350        388,728
                                                              -----------   ------------
     TOTAL CURRENT ASSETS...................................   38,152,757     56,658,098
OTHER ASSETS
 Intangible assets, less accumulated amortization of
   $3,636,000 at July 31, 1994 and $8,179,000 at July 31,
   1995.....................................................   30,880,930     68,811,955
 Other assets...............................................    2,009,230        249,070
                                                              -----------   ------------
                                                               32,890,160     69,061,025
PROPERTY AND EQUIPMENT, less accumulated depreciation.......   23,389,838     45,912,848
                                                              -----------   ------------
     TOTAL ASSETS...........................................  $94,432,755   $171,631,971
                                                              ===========   ============
           LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable...........................................  $ 2,950,631   $  4,870,171
 Accrued expenses and other liabilities.....................    2,570,402      3,972,000
 Notes payable..............................................    4,098,000      9,980,000
 Deferred income taxes......................................      598,594        334,504
 Income taxes payable (receivable)..........................      152,015       (306,849)
                                                              -----------   ------------
     TOTAL CURRENT LIABILITIES..............................   10,369,642     18,849,826
OTHER LIABILITIES
 Deferred income taxes......................................      742,650      3,123,625
                                                              -----------   ------------
                                                                  742,650      3,123,625
SHAREHOLDERS' EQUITY
 Common Stock, par value $.0002 per share, 50,000,000
    shares authorized, 19,009,540 at July 31, 1994 and
    22,843,642 at July 31, 1995.............................        3,818          4,586
 Additional paid-in capital.................................   64,518,168    118,029,198
 Treasury Stock.............................................     (814,535)      (814,535)
 Retained earnings..........................................   19,613,012     32,439,271
                                                              -----------   ------------
                                                               83,320,463    149,658,520
                                                              -----------   ------------
     TOTAL LIABILITIES AND SHAREHOLDERS'
      EQUITY................................................  $94,432,755   $171,631,971
                                                              ===========   ============

                            See accompanying notes.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


                                                 YEAR ENDED JULY 31
                                       --------------------------------------
                                          1993         1994          1995
                                       -----------  -----------  ------------

Operating Revenue....................  $48,383,021  $71,469,618  $134,111,458
Cost and expenses:
  Cost of revenue....................   12,358,678   17,408,548    36,287,811
  Selling, general and
    administrative...................   25,063,878   35,879,483    66,477,381
  Depreciation and
    amortization.....................    2,801,415    5,338,494     9,565,238
  Interest...........................       76,230       66,676       835,462
                                       -----------  -----------  ------------
                                        40,300,201   58,693,201   113,165,892
                                       -----------  -----------  ------------
Income Before Income Taxes...........    8,082,820   12,776,417    20,945,566
Income tax expense...................    2,955,470    4,664,197     7,800,800
                                       -----------  -----------  ------------
Net Income...........................  $ 5,127,350  $ 8,112,220  $ 13,144,766
                                       ===========  ===========  ============
Net Income Per Share.................        $0.38        $0.50         $0.64
                                       ===========  ===========  ============




                            See accompanying notes.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                            ADDITIONAL
                                                                TREASURY      PAID-IN        RETAINED
                                              COMMON STOCK        STOCK       CAPITAL        EARNINGS
                                          --------------------  ---------   ------------   -----------
                                            SHARES     AMOUNT
                                          -----------  -------
Balance, August 1, 1992.................  12,261,924   $2,452   $           $ 11,003,842   $ 6,511,754
 Issuance of Common Stock pursuant to
    Employees Stock Compensation Plan...       6,200        2                     31,272
 Issuance of Common Stock in acquisition
    of subsidiaries......................    137,900       28                    577,504
 Repurchase and retirement of Common
    Stock pursuant to exercise of put and
    other options........................   (220,374)     (44)                (1,117,002)     (138,312)
 Issuance of Common Stock in Public
    Offering.............................  2,300,000      460                 14,198,042
 Net income.............................                                                     5,127,350
                                          ----------   ------   ---------   ------------   -----------
Balance, July 31, 1993..................  14,485,650    2,898                 24,693,658    11,500,792
 Issuance of Common Stock pursuant to
    Employees Stock Compensation Plan.....     1,600                               9,015
 Issuance of Common Stock in acquisition
    of subsidiaries......................    605,832      120                  3,077,015
 Repurchase of Common Stock.............     (83,542)            (814,535)
 Issuance of Common Stock in Public
    Offering.............................  4,000,000      800                 36,738,480
 Net income.............................                                                     8,112,220
                                          ----------   ------   ---------   ------------   -----------
Balance, July 31, 1994..................  19,009,540    3,818    (814,535)    64,518,168    19,613,012
 Issuance of Common Stock pursuant to
    Employees Stock Compensation Plan.....    32,126        8                    185,576
 Issuance of Common Stock in acquisition
    of subsidiaries......................    391,976       78                  3,197,340
 Issuance and repurchase and retirement
    of Common Stock pursuant to exercise of
    stock options........................                                        173,299      (318,507)
 Issuance of Common Stock in Public
    Offering.............................  3,400,000      680                 49,884,817
 Issuance of Common Stock pursuant to
    exercise of stock options.............    10,000        2                     69,998
 Net income.............................                                                    13,144,766
                                          ----------   ------   ---------   ------------   -----------
Balance at July 31, 1995................  22,843,642   $4,586   $(814,535)  $118,029,198   $32,439,271
                                          ==========   ======   =========   ============   ===========


                            See accompanying notes.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                       YEAR ENDED JULY 31
                                          --------------------------------------------
                                              1993           1994            1995
                                          -------------  -------------  --------------

OPERATING ACTIVITIES
Net income .............................. $  5,127,350   $  8,112,220   $  13,144,766
Adjustments to reconcile net income to
 net cash provided by operations:
 Depreciation............................    2,100,863      3,341,919       4,974,785
 Amortization of intangible assets.......      700,552      1,996,575       4,590,453
 Provision for deferred income taxes.....      296,513        715,932       2,116,885
 Gain on sale of property and equipment..      (11,505)       (15,983)        (15,160)
 Issuance of Common Stock as employee
  compensation and pursuant to exercise
  of stock options.......................       31,274          9,015         255,583
 Equity in income from affiliated
  company................................      (20,000)      (109,493)       (910,246)
 Changes in operating assets and
  liabilities:
  Increase in trade accounts receivable..   (1,810,374)    (6,645,093)     (5,452,570)
  (Increase) decrease in other
   receivable............................      280,476     (1,198,602)        364,006
  Increase in inventories................     (437,369)      (872,687)     (2,633,575)
  (Increase) decrease in prepaid
   expenses..............................     (253,232)      (140,712)        391,366
  Increase (decrease) in accounts
   payable...............................   (3,226,656)     1,315,516       1,919,540
  Decrease in accrued expenses and
   other liabilities.....................     (920,339)    (1,512,257)     (1,181,063)
  Decrease in income taxes payable.......     (283,387)      (240,128)       (458,864)
                                          ------------   ------------   -------------
   Net cash provided by (used in)
    operating activities.................    1,574,166      4,756,222      17,105,906
INVESTING ACTIVITIES
Purchases of property and equipment......   (4,047,553)    (9,389,526)    (17,298,613)
Payments for acquisitions of net
 assets, net of cash acquired  ..........   (2,176,877)   (37,734,909)    (55,643,515)
Proceeds from sale of property and
 equipment...............................       86,655         15,983          68,167
Advances and deposits....................     (293,329)        44,253         391,368
                                          ------------   ------------   -------------
   Net cash used in investing activities.   (6,431,104)   (47,064,199)    (72,482,593)
FINANCING ACTIVITIES
Proceeds from long-term debt and notes
 payable.................................    8,694,181     32,493,900     109,037,900
Payments on long-term debt and notes
 payable.................................  (14,465,900)   (28,396,000)   (103,155,900)
Proceeds from issuance of Common Stock...   14,198,502     36,739,280      49,885,497
Repurchase of Common Stock...............   (1,255,358)      (814,535)       (145,208)
                                          ------------   ------------   -------------
   Net cash provided by financing
    activities...........................    7,171,425     40,022,645      55,622,289
                                          ------------   ------------   -------------
   Increase (decrease) in cash...........    2,314,487     (2,285,332)        245,602
Cash at beginning of period..............      302,526      2,617,013         331,681
                                          ------------   ------------   -------------
Cash at end of period.................... $  2,617,013   $    331,681   $     577,283
                                          ============   ============   =============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION:
Cash paid during the period:
 Interest  .............................. $    148,000   $     69,000   $     933,000
 Income taxes............................    2,905,000      4,546,000       6,774,000


                            See accompanying notes.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            YEAR ENDED JULY 31, 1995

1.   NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Business

  RoTech Medical Corporation (the "Company") was incorporated on September 1, 1981. The Company, through its subsidiaries, markets and provides home health care products and services and rents home care equipment to patients, primarily in the Southeastern United States. These products and services, which are typically prescribed by a physician, include home health care products (such as respiratory therapy equipment and convalescent medical equipment) and home infusion therapy products and related services.

 Principles of Consolidation

  The consolidated financial statements include the accounts of RoTech Medical Corporation and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements.

 Financial Instruments

  The Company believes the book value of their financial instruments (cash equivalents, accounts receivable, line of credit, accounts payable, accrued expenses and income taxes payable) approximates their fair value due to their short-term nature.

 Revenue Recognition

  Revenues are reported on the accrual basis in the period in which services are provided. Operating revenue represents the estimated net realizable amounts from patients, third-party payors, and others for services rendered.

  Rental income under short-term leasing arrangements is recognized on a straight-line basis over the term of the lease and approximated $20,895,000, $31,142,000 and $59,017,000 in 1993, 1994 and 1995 respectively. The provision for doubtful accounts approximated $3,284,000, $3,377,000 and $4,499,000 in 1993, 1994 and 1995, respectively.

 Inventories

  Inventories consist principally of durable medical equipment, medical supplies and pharmaceutical products and are stated at the lower of cost (first-in, first-out method) or market.

 Property and Equipment

  Property and equipment is stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets (generally three to seven years). Amortization of leasehold improvements is included in depreciation.

 Intangible Assets

  The excess of cost over the fair value of assets acquired and other intangibles, primarily non-compete agreements, are being amortized over 2 to 25 years on a straight-line basis.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                            YEAR ENDED JULY 31, 1995

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--
   (CONTINUED)

 Income Taxes

  Deferred income taxes are provided for all items included in the determination of earnings in different periods for tax and financial reporting purposes.

  Effective August 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes." As permitted under the new rules, prior years' financial statements have not been restated.

 Income Per Share

  On April 17, 1996 the Board of Directors of the Company declared a two-for-one split of its Common Stock, payable on May 21, 1996. This was affected in the form of a 100% dividend to shareholders of record on April 30, 1996. Shareholders' equity has been restated to give retroactive recognition to the stock split for all periods presented by reclassifying from additional paid in capital to common stock the par value of the additional shares arising from the split. In addition, for all periods presented, all references in the consolidated financial statements and footnotes thereto to number of shares, per share amounts, weighted average shares outstanding, as well as stock option and related price information have been restated to give retroactive effect to the two-for-one stock split as affected on May 21, 1996.

  Income per share has been computed using the weighted average number of shares of Common Stock outstanding during each period, including any Common Stock equivalents resulting from outstanding stock options and warrants calculated using the treasury stock method. The number of shares used in the calculation of income per share for 1993, 1994, and 1995 was 13,384,000, 16,294,000, and
20,684,000 respectively. The difference between shares for primary and fully diluted income per share was not significant in any year. Accordingly, fully diluted income per share is not presented.


2. THIRD-PARTY RATE ADJUSTMENTS AND REVENUE

  Approximately 43% in 1993, 48% in 1994, and 63% in 1995 of gross revenue was derived under federal and state third-party reimbursement programs. A portion of these revenues is based on cost reimbursement principles and is subject to audit and retroactive adjustment by the respective third-party fiscal intermediaries. In the opinion of management, retroactive adjustments, if any, would not be material to the financial position or results of operations of the Company.


3. ACQUISITIONS

  During the fiscal year ended July 31, 1995, the Company issued 391,976 shares of its restricted Common Stock valued at $3,197,000, issued 626,472 shares of its restricted common stock which were placed in escrow pending the attainment of certain operating profit thresholds (see Note 4), and paid cash of approximately $52,075,000 to purchase the net assets of certain home health care companies, all of the outstanding common stock of certain home health companies and substantially all of the assets of a home health partnership.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                            YEAR ENDED JULY 31, 1995


3.  ACQUISITIONS--(CONTINUED)

  The combined fair market values of those assets acquired and (liabilities assumed) in 1995 are reflected in the following classifications on the balance sheet:

  Cash..................................  $   597,000
  Accounts receivable...................    7,304,000
  Inventories...........................    3,484,000
  Prepaid expenses......................       69,000
  Other assets..........................       53,000
  Property and equipment................   10,199,000
  Accounts payable, accrued expenses
   and other liabilities................   (6,497,000)
                                          -----------
  Net assets acquired...................  $15,209,000
                                          ===========

  Operating results of the acquired companies have been included in the statements of income since the respective dates of acquisition. The acquisitions have been accounted for by the purchase method of accounting. The excess of the purchase price over the fair market values of the assets acquired and liabilities assumed will be amortized over 2 to 25 years on a straight-line basis.

  The operations of entities acquired subsequent to July 31, 1995 (see Note 13) are not included in the Company's historical statements of income as presented herein. The net assets of those entities acquired subsequent to July 31, 1995 are also not included in the Company's balance sheet as of July 31, 1995. Operations of such entities are included in the accompanying pro forma results.

  The pro forma condensed combined statements of income were prepared as if the purchases and sales had occurred on the first day of the respective periods presented to illustrate the estimated combined effects of the various Agreements for Purchase and Sales (Agreements) upon the Company. The pro forma condensed combined statements of income presented are not necessarily indicative of the results of operations that might have occurred had such transactions been completed as of the date specified or of the results of operations of the Company and its subsidiaries for any future period.

  No changes in operating revenue and expenses have been made to reflect the results of any modification to operations that might have been made had the Agreements been consummated on the aforesaid assumed effective date for purposes of presenting pro forma results. The pro forma condensed combined statements of income include amortization of goodwill as if the Agreements had been completed on the assumed effective date referred to above.

  The pro forma condensed combined statements of income should be read in conjunction with the audited consolidated financial statements and related notes thereto included elsewhere herein.

  (a) Supportable general and administrative expenses relating directly to the payroll and related expenses of those terminated employees determined to be duplicated by the Company's existing personnel and therefore would not be needed after the acquisitions.

  (b) Amortization on intangibles recorded in the combined acquisitions (amortized over various lives from 2 to 25 years).

  (c) Additional net interest expense related to borrowings for cash paid to acquire combined entities.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                            YEAR ENDED JULY 31, 1995


3.  ACQUISTIONS - (CONTINUED)

    (d) Adjustment to income tax expense for the tax expense relating to the net income as adjusted for the combined acquired entities. Income taxes are calculated on the basis that operations of the consolidated company could be combined as one company for federal income tax purposes at the actual historical rate for the period.

    (e) Additional shares of the Company's Common Stock issued pursuant to the Agreements; assumed issued on the first day of the respective years presented.

                                                     FOR THE YEAR ENDED JULY 31, 1995
                                         ---------------------------------------------------------
                                                                (UNAUDITED)
                                            ROTECH
                                            MEDICAL                                      ROTECH
                                          CORPORATION                                   MEDICAL
                                         CONSOLIDATED                                 CORPORATION
                                             YEAR        COMBINED                       COMBINED
                                             ENDED       ACQUIRED       PRO FORMA      PRO FORMA
                                         JULY 31, 1995   ENTITIES      ADJUSTMENTS      RESULTS
                                         -------------  -----------  ---------------  ------------

Operating revenue......................   $134,111,458  $23,162,255                   $157,273,713
Cost and expenses:
  Cost of revenue......................     36,287,811    6,132,065                     42,419,876
  Selling, general and administrative..     66,477,381   12,904,336  $  (600,000)(a)    78,781,717
  Depreciation and amortization........      9,565,238    1,109,666    1,335,477(b)     12,010,381
  Interest.............................        835,462      220,446    1,582,419(c)      2,638,327
                                          ------------  -----------  -----------      ------------
                                           113,165,892   20,366,513    2,317,896       135,850,301
                                          ------------  -----------  -----------      ------------
Income before income taxes.............     20,945,566    2,795,742   (2,317,896)       21,423,412
Income tax expense.....................      7,800,800      674,371     (505,662)(d)     7,969,509
                                          ------------  -----------  -----------      ------------
     Net Income........................   $ 13,144,766  $ 2,121,371  $(1,812,234)     $ 13,453,903
                                          ============  ===========  ===========      ============
Net Income Per Share...................           $.64                                        $.64
                                          ============                                ============
Weighted Average Number of Shares
 Outstanding...........................     20,684,000                   391,976 (e)    21,075,976

4.   SHAREHOLDERS' EQUITY

  On May 10, 1995, the Company completed a public offering of 3,400,000 shares of its Common Stock at $15.50 per share. The proceeds of the sale, after deducting issuance costs, were $49,885,497. The Company used the proceeds to reduce outstanding debts, to complete certain acquisitions and invested the remainder in short-term interest-bearing obligations.

  In July 1993, pursuant to the Company's Stock Option Plan, the Company issued options to certain members of management to purchase up to 1,568,000 shares of the Company's Common Stock at prices ranging from $5.94 to $9.38 per share. During the year, 28,000 options were exercised. At July 31, 1995, 833,852 options were exercisable.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                            YEAR ENDED JULY 31, 1995


4.   SHAREHOLDERS' EQUITY--(CONTINUED)

  On June 1, 1992, pursuant to an employment agreement, the Company issued 20,000 options to purchase its Common Stock at $7.13 per share. The options are exercisable until April 1, 1997; all options were exercised subsequent to July 31, 1995.

  Certain acquisitions transacted in prior years included provisions for the issuance of up to 100,000 additional shares based on cash collections of a subsidiary and 50,048 warrants to purchase the Company's Common Stock at $7.50 per share through November 1, 1995. No warrants were exercised as of July 31, 1995.

  Certain acquisitions transacted in the fiscal years 1995 and 1994, include provisions for the issuance of up to 626,472 and 268,132 additional shares of Common Stock, respectively, based on operating profit thresholds of certain subsidiaries.

  On July 1, 1995, the Company entered into a stock option agreement ("Agreement") with a firm which provides legal services to the Company (See
Note 9). The Agreement issued the firm options to purchase up to, but not exceeding in the aggregate, 20,000 shares of the Company's Common Stock at $13.88 per share. The options are exercisable until June 30, 2000.

  Certain acquisitions transacted in the fiscal year 1995 include provisions for the issuance of 1,011,022 put options. At July 31, 1995, 1,854,336 put options were outstanding. The put options are exercisable at certain points throughout the period August 1, 1994 to December 31, 1998 at call prices ranging from $6.50 to $15.09.


5.   PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                             JULY 31
                                   ----------------------------
                                       1994           1995
                                   -------------  -------------
  Rental equipment...............  $ 25,128,053   $ 48,271,671
  Furniture and equipment........     7,547,422     14,499,465
  Vehicles.......................     1,741,651      3,947,514
  Leasehold improvements.........     1,144,099      1,357,378
                                   ------------   ------------
                                     35,561,225     68,076,028
  Less accumulated depreciation..   (12,171,387)   (22,163,180)
                                   ------------   ------------
                                   $ 23,389,838   $ 45,912,848
                                   ============   ============

6.   CURRENT NOTES PAYABLE

  Current notes payable at July 31, 1995 were $9,980,000 under a $75,000,000 working capital line of credit expiring on January 1, 1997. The rate on July 31, 1995 was 6.825%. The working capital line of credit is payable on demand and provides for an interest rate of LIBOR plus 70 basis points or prime rate minus 1% for the first $20 million borrowed and LIBOR plus 82.5 basis points or prime rate minus 1% for amounts borrowed in excess of $20 million borrowed.

  The credit facility is collateralized by substantially all trade accounts receivable, inventory, property and equipment, cash and investments of the Company and guaranteed by the Company's subsidiaries. As of July 31, 1995 the Company was in compliance with all covenants contained in the credit facility.

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                            YEAR ENDED JULY 31, 1995


7.   LEASE COMMITMENTS

  Rental expense approximated $1,021,000, $1,837,000 and $3,924,000 for the years ended July 31, 1993, 1994 and 1995, respectively.

  Future minimum rental commitments under operating leases, primarily for buildings, are as follows:

FOR THE YEARS ENDING JULY 31
- ----------------------------
             1996.......................  $2,924,000
             1997.......................   2,168,000
             1998.......................   1,610,000
             1999.......................   1,227,000
             2000.......................     548,000
                                          ----------
                                          $8,477,000
                                          ==========

8.   INCOME TAXES

  Income tax expense for the years ended July 31, consists of the following:

                DEFERRED   LIABILITY   LIABILITY
                 METHOD      METHOD      METHOD
                  1993        1994        1995
               ----------  ----------  ----------
Current
    Federal..  $2,365,908  $3,632,313  $6,064,000
    State....     293,049     448,529     606,000
               ----------  ----------  ----------
                2,658,957   4,080,842   6,670,000
Deferred
    Federal..     263,834     519,670   1,040,800
    State....      32,679      63,685      90,000
               ----------  ----------  ----------
                  296,513     583,355   1,130,800
               ----------  ----------  ----------
               $2,955,470  $4,664,197  $7,800,800
               ==========  ==========  ==========

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Provisions have been made for deferred income taxes arising primarily from the use of different depreciation methods for equipment and different lives for intangible assets for financial and tax reporting purposes. Significant components of the Company's deferred tax liabilities and assets as of July 31 are as follows:

                                             1994         1995
                                          -----------  -----------
  Deferred tax liabilities:
     Tax over book depreciation.........  $  514,000   $  481,000
     Tax over book intangibles..........     587,000    2,934,000
      amortization......................
     Prepaid insurance..................     240,000       43,000
                                          ----------   ----------
        Total deferred tax liabilities..  $1,341,000   $3,458,000
  Deferred tax assets:
     Net operating loss carryforwards...     420,000      385,000
     Uniform capitalization.............     157,000      185,000
                                          ----------   ----------
        Total deferred tax assets.......     577,000      570,000
     Valuation allowance for deferred       (420,000)    (385,000)
      tax assets........................  ----------   ----------
        Net deferred tax assets.........     157,000      185,000
                                          ----------   ----------
        Net deferred tax liabilities....  $1,184,000   $3,273,000
                                          ==========   ==========

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                            YEAR ENDED JULY 31, 1995

8.   INCOME TAXES--(CONTINUED)

  In 1991, the Company acquired net operating loss carryforwards of VitalCare which are restricted to offset future taxable income of VitalCare of approximately $1,500,000. These carryforwards are restricted to usage of approximately $100,000 per year and expire in years 2001 through 2006. Amounts unused in any year can be carried forward to the expiration date. In 1995, the Company used approximately $100,000 of the carryforwards, leaving approximately $1,040,000 available at July 31, 1995. For financial reporting purposes, a valuation allowance of $385,000 has been recognized to offset the deferred tax assets related to those carryforwards.

  The Company's effective tax rate differs from the statutory rate for the years ended July 31, as follows:

                                          DEFERRED   LIABILITY   LIABILITY
                                           METHOD      METHOD      METHOD
                                          ---------  ----------  ----------
                                            1993        1994        1995
                                          ---------  ----------  ----------
  Percentage of pre-tax income:
     Statutory rate.....................      34.0%       34.0%       35.0%
     Increase (decrease) in tax rate
      resulting from:
        State income taxes, net of
         federal income tax                    2.3         3.8         2.0
         benefit........................
        Amortization of nondeductible          2.2         1.9         2.5
         intangible assets..............
        Other...........................      (1.9)       (3.2)       (2.3)
                                              ----        ----        ----
                                              36.6%       36.5%       37.2%
                                              ====        ====        ====

9.   RELATED PARTY TRANSACTIONS

  The Company purchases certain products from companies owned by its chief executive officer and shareholder. Such transactions amounted to $73,000, $70,000 and $55,000 for the years ended July 31, 1993, 1994 and 1995 respectively. These same companies purchased approximately $409,000, $236,000 and $28,000 of products from the Company for the fiscal years ended July 31, 1993, 1994 and 1995.

  The Company leases certain facilities and equipment and purchases services from companies owned by certain directors, officers and shareholders. Rent expense under these cancelable operating leases amounted to $446,000, $536,000 and $760,000 for the years ended July 31, 1993, 1994 and 1995, respectively.

  The Company executed a stock option agreement with a firm which provides certain legal business services to the Company. One of the Company's directors and officers is a shareholder and officer of the firm. (See Note 4.)

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

                            YEAR ENDED JULY 31, 1995

10.   QUARTERLY FINANCIAL DATA (UNAUDITED)

      The following is a summary of the quarterly results of operations for the years ended July 31, 1994 and 1995:

                                               JULY 31, 1994
                                      --------------------------------
                                FIRST       SECOND        THIRD       FOURTH
                             -----------  -----------  -----------  -----------
  Operating revenue........  $14,013,192  $15,879,528  $18,138,769  $23,438,129
  Cost and expenses........   11,789,932   13,084,208   14,698,347   19,120,714
  Income tax expense.......      766,900      996,000    1,225,000    1,676,297
                             -----------  -----------  -----------  -----------
  Net income...............  $ 1,456,360  $ 1,799,320  $ 2,215,422  $ 2,641,118
                             ===========  ===========  ===========  ===========
  Net income per share.....  $       .10  $       .12  $       .13  $       .14
                             ===========  ===========  ===========  ===========

                                                JULY 31, 1995
                                      --------------------------------
                                FIRST       SECOND        THIRD       FOURTH
                             -----------  -----------  -----------  -----------
  Operating revenue........  $26,723,095  $32,581,640  $35,031,464  $39,775,259
  Cost and expenses........   22,452,032   27,647,200   29,780,618   33,286,042
  Income tax expense.......    1,580,000    1,830,000    1,900,000    2,490,800
                             -----------  -----------  -----------  -----------
  Net income...............  $ 2,691,063  $ 3,104,440  $ 3,350,846  $ 3,998,417
                             ===========  ===========  ===========  ===========
  Net income per share.....  $       .14  $       .16  $       .17  $       .18
                             ===========  ===========  ===========  ===========

11.   ACCRUED EXPENSES AND OTHER LIABILITIES

      Accrued expenses and other liabilities include:

                                                      JULY 31
                                              ----------------------
                                                 1994        1995
                                              ----------  ----------
      Accrued payroll expenses..............  $1,123,570  $2,164,221
      Deferred payments.....................   1,433,941   1,754,633
      Deferred taxes and other accrued            12,891      53,146
       liabilities..........................  ----------  ----------
                                              $2,570,402  $3,972,000
                                              ==========  ==========

12.   OTHER ASSETS

      In February 1995, the Company sold its investment in an affiliated company. The Company's 49% ownership was accounted for by the equity method. The approximate $1,400,000 net gain and certain operating expenses incurred to carry the asset are recorded in selling, general and administrative expenses.


13.   SUBSEQUENT EVENTS

      During the period August 1, 1995 to October 17, 1995, the Company issued 99,777 shares of its restricted Common Stock valued at $1,915,000 and paid cash of $28,101,000 to purchase the net assets of nineteen home health care companies and three primary care physician practices. During the period August 1, 1995 to October 17, 1995, the Company paid cash of $1,675,000 to purchase the stock of one home health care company.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RoTech Medical Corporation,
                                           a Florida Corporation


Dated: August 19, 1996                By:  /s/ Rebecca R. Irish
       ---------------                     --------------------
                                           Rebecca R. Irish, Treasurer
                                           and Chief Financial Officer